SUBSIDIARIES OF APPLIED MATERIALS, INC.

                                                                 PLACE OF
                   LEGAL ENTITY NAME                          INCORPORATION
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 Applied Materials Japan, Inc.                               Japan
 Applied Materials Europe BV                            (1)  Netherlands
 Applied Materials International BV                          Netherlands
 Applied Materials (Holdings)                           (2)  California
 Applied Materials Asia-Pacific, Ltd.                   (3)  Delaware
 Applied Materials Israel, Ltd.                         (4)  Israel
 Opal, Inc.                                                  Delaware
 Orbot Instruments, Inc.                                     Delaware
 AM Japan LLC                                                Delaware
 Consilium, Inc.                                        (5)  Delaware
 Applied Materials SPV1, Inc.                           (6)  Delaware
 Parker Technologies, Inc.                                   California
 AKT, Inc.                                              (7)  Japan
 Obsidian, Inc.                                              California
 Etec Systems, Inc.                                     (8)  Nevada
 Display Products Group, Inc.                                Nevada
 AKT Electron Beam Technology, Ltd.                          Germany
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 (1) Applied Materials Europe BV owns the following
     subsidiaries:
        Applied Materials GmbH                               Germany
        Applied Materials France SARL                        France
        Applied Materials Ltd.                               United Kingdom
        Applied Materials Ireland Ltd.                       Ireland
        Applied Materials Sweden AB                          Sweden
        Applied Materials Italy Srl.                         Italy
        Applied Materials Belgium S.A.                       Belgium
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 (2) Applied Materials (Holdings) owns the following
     subsidiary:
        Applied Implant Technology, Ltd.                     California
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 (3)  Applied Materials Asia-Pacific, Ltd. owns the
      following subsidiaries:
        Applied Materials Korea, Ltd.                        Korea
        Applied Materials Taiwan, Ltd.                       Taiwan
        Applied Materials South East Asia Pte. Ltd.     (a)  Singapore
        Applied Materials China, Ltd.                   (b)  Hong Kong
        AMAT (Thailand) Limited                              Thailand
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 (4)  Applied Materials Israel, Ltd. owns the following
      subsidiary:
        Integrated Circuit Testing GmbH (ICT)                Germany
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 (5)  Consilium, Inc. owns the following subsidiaries:
        Consilium GmbH                                       Germany
        Consilium France SARL                                France
        Nihon Consilium KK or Consilium Japan Corporation    Japan
        Consilium Asia, Inc.                                 California
        Consilium Taiwan, Inc.                               Delaware
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 (6)  Applied Materials SPV1, Inc. owns the following
      subsidiary:
        Applied Materials SPV2, Inc.                    (c)  Delaware
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 (7)  AKT, Inc. owns the following subsidiary:
        AKT America, Inc.                                    California
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 (8)  Etec Systems, Inc. owns the following subsidiaries:
        Etec Systems GmbH                                    Germany
        Etec Systems SARL                                    France
        Etec Systems Japan, Ltd.                             Japan
        Etec Systems Korea Corp.                             Korea
        Etec Systems, Ltd.                                   England
        Etec Systems International, Inc.                (d)  Nevada
        Etec Systems Foreign Sales Corp.                     Barbados
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 (a) Applied Materials South East Asia Pte. Ltd. owns
     the following subsidiary:
        Applied Materials (AMSEA) Sdn Bhd                    Malaysia
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 (b) Applied Materials China, Ltd. owns the following
     subsidiary:
        Applied Materials China Tianjin Co., Ltd.            P.R. China
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 (c) Applied Materials SPV2, Inc. owns the following
     50-50 joint venture:
        eLith LLC                                            Delaware
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 (d) Etec Systems International, Inc. owns the following
     subsidiary:
        Etec Systems Singapore PTE, Ltd.                     Singapore
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